Exhibit 99.3
QUESTION AND ANSWER
Operator
(Operator Instructions) John Vinh, Collins Stewart.
John Vinh — Collins Stewart — Analyst
Can you remind us again what percentage of your OpEx is contributed by Zetex?
And then if you look at your cost-cutting initiatives, if I heard you right, it sounds like you are pretty much going to be able to keep OpEx flattish in Q1. How should we be thinking about OpEx for the rest of the year?
Carl Wertz — Diodes, Inc. — CFO
Give us a second on that, John. We’ll grab the data. Yes, I think we mentioned on the total expenses basically being in the $21 million to $23 million for the first quarter; and it is probably a good assumption they will be flattish in the second.
Again, I think from the total operating expense side that gives us (technical difficulty) yes, around 28% to 30% bracket, maybe closer to the 30% with the R&D in there.
Keh-Shew Lu — Diodes, Inc. — President, CEO
No, that is operations including R&D.
Carl Wertz — Diodes, Inc. — CFO
Yes, yes.
John Vinh — Collins Stewart — Analyst
Okay. Then if things continue to worsen, are there other cost-cutting measures you think you could take at this point? Or is this kind of the levels that we should be thinking about for ‘09?
Keh-Shew Lu — Diodes, Inc. — President, CEO
Well, this is Dr. Lu. We do continue taking the cost-reduction efforts, depending on the market. Like I previously announced, we are working on reduce the headcount in the UK and that is during the process. It will not be 100% effective until end of February. Okay?
Then at the same time, we are cutting down the headcount in China manufacturing; and the key people reduction will be in January during the Chinese New Year. So typically, we know we have attrition. People don’t come back to work after the Chinese New Year. We’re knowing that and we are putting in those numbers.
Therefore our major people reduction from our manufacturing side in the [SKE] will be happen — majority will be happen in February. So those will not be reflected to 100% in the first quarter. Okay?
So basically, we announced different action to defray market situation. If the market continues to deteriorate, then we will take even more cost-reduction efforts.

For example, we have mandatory people take off fourth quarter. In US, the fourth quarter is seven days; first quarter is seven days. We didn’t announce the second quarter yet, and if the market recovers, we don’t need. If the markets are going worse, then we will come down another forced vacation.
And the same thing, we are working in UK right now. We don’t have the agreement yet. We’re negotiating with the union, but that does another effort of the cost reduction.
So from the global operation, we look at different areas and then try to take the action differently. But due to different country requirements, different government requirements, you cannot take the action immediately. Sometimes you need to go through negotiations. Sometime you need to go through contracts and all this.
So we will continue to action, depend on the market.
John Vinh — Collins Stewart — Analyst
Got it, thank you. Then can you give us a sense of where you think your cash flow or EPS breakeven level on a revenue basis is currently?
Keh-Shew Lu — Diodes, Inc. — President, CEO
Well, the cash flow breakeven for us is not difficult. I’ll give you some numbers; then you can figure out yourself. Okay?
Our depreciation and amortization cost is about $11 million, $12 million a quarter. That is — I think today you can see Carl talking about $12 million in 4Q and about almost $49.5 million in the whole year. So our depreciation and amortization is about $12 million a quarter. Okay?
Start from next quarter, APB 14-1, it will cost us about $2 million which is not cash related; it is just accounting related. And then you remember we are purchase pricing adjustment; that is about $1.3 million a quarter. Then with our stock option, it is about $2.5 million a quarter.
So if I add all those together, our non-cash portion is really about $17 million to $14 million — I’m sorry, $17 million to $18 million. You know, $12 million on depreciation; $2 million is the APB 14-1; $1.3 million is purchase price; $2.5 million is stock option. So somewhere around $17 million, $18 million a quarter of not really cash.
So if I look at cash flow from operation, we can add those numbers back in. Therefore, to make a positive cash flow is not that challenging for us. We should be able to do it.
On top of that, since we have been putting in 12% of our revenue into our capital expenditure, and with now the loadings go down we really don’t need that capacity any more, and so we announced we will cut our capital operation into maintenance-level only, which is about probably 2%.
So we do not have that much of a capital requirement. Therefore, our free cash flow will be almost equal to our cash flow from operations.
John Vinh — Collins Stewart — Analyst
Okay.
Keh-Shew Lu — Diodes, Inc. — President, CEO
We generate cash and that is why I am trying to do all the cost-reduction effort. You probably see today we announced we canceled this credit line. We canceled it because it cost us a lot of money to maintain that credit line. Since we really don’t need the cash — I mean, we have enough cash flow from operations and free cash flow, and even last quarter we generated $20 million of cash. Therefore we go ahead, canceled that — how much is our — ?

Carl Wertz — Diodes, Inc. — CFO
22.5.
Keh-Shew Lu — Diodes, Inc. — President, CEO
— $22.5 million of credit line. Since we generated $20 million last quarter, we go ahead and cancel it and that will save us the money too.
The money, we generally are putting it in the bank. The interest rate is very, very low. But to maintain that credit line our cost is high and the interest is high too. Therefore the best one, since we already generate $20 million cash, we just go ahead. Better yield, the cash we have in our hand. I hope that answers your question.
John Vinh — Collins Stewart — Analyst
Yes, thank you. My last question is just a question on inventory levels, channel inventories. Can you give us a sense of what you are seeing in terms of inventory levels in some of your key markets? Consumer computing; maybe talk about automotive a little bit.
And then obviously maybe still a little too early to call, but are we at a point where you think you will start to get more replenishment orders in Q2? Are you expecting Q2 levels — revenues to be higher than Q1 levels at this point?
Keh-Shew Lu — Diodes, Inc. — President, CEO
Okay, John. Let me answer your question. You had several questions there. First, I believe our customer, their inventory level probably is right; and some of them might be cut a little too short, because recently we do get some rush orders from here or there, so we do — and this different from before. Okay?
Before, customers always tell us we don’t want it; we have enough inventory. But recently, right after Chinese (inaudible) or right before the Chinese New Year and a few after Chinese New Year, we get some rush orders coming in. So we believe some of the imbalance of the inventory do exist in some of our customers and that is why we get those.
The market? Well, they tell me I need to put these terms, okay? Cautiously optimistic. You can tell Mark King; he’s the one tell me. I just say it.
Okay. I think we are thinking; we don’t know yet. We have no visibility in the second quarter. You know we don’t see that, but I think the channel are feeling this, cautiously optimistic. Does that answer your question?
John Vinh — Collins Stewart — Analyst
Yes, thank you very much.
Operator
Shawn Harrison, Longbow Research.
Shawn Harrison — Longbow Research — Analyst
Good morning. I want to focus in on the demand side. I’m sorry maybe if I missed this, but if we could talk about the pricing experience both in the fourth quarter as well as here in the first quarter to date.
Then secondarily, I know January is a tough data point to use; but if we were to just string along January here, where would we end up in terms of that 20% down guidance rate for the quarter? Would we be within that range? Or do you need to see an uptick in demand at quarter end to make that number?

Keh-Shew Lu — Diodes, Inc. — President, CEO
Shawn, this is Dr. Lu again. I think from an ASP point of view, we really don’t see any particularly different from seasonality of the ASP and because very simple — the customer, they know they have no demand. And typically when they don’t have the demand, they cannot come to say cut their price. Especially when they come to say, if I want you to cut the price, first thing we are going to ask them, okay; can you give me double the revenue? And if the answer is not, then why do you change the pricing? Everybody probably knows that.
So anyway, we don’t see a major difference from our old cadence. Okay? Product mix will be changing to ASP, but not much of a change from the price pressure point of view.
In January, we don’t separate; but I can only answer you we are meet our original plan in January.
Shawn Harrison — Longbow Research — Analyst
Okay. So what the guidance here probably encapsulates, that miss versus plan?
Carl Wertz — Diodes, Inc. — CFO
Definitely. We have got the pricing erosion built into the guidance.
Keh-Shew Lu — Diodes, Inc. — President, CEO
Yes, everything is; that is what I am saying. The pricing erosion is put in the guidance and our January is within our guidance.
Shawn Harrison — Longbow Research — Analyst
Okay, okay. Just maybe another way to ask about the pricing, I guess, is if we start to see an environment of distribution restocking or your customers beginning to restock, would you anticipate then maybe a little bit more pricing pressure there?
Mark King — Diodes, Inc. — SVP of Sales and Marketing
I don’t think the pricing for first quarter has been totally established yet. In the fourth quarter we had only about a 2% erosion, which was actually very typical. I think there is pressure on price; but we always experience a lot of price pressure in Q1. So we expect a greater than normal compared to other quarters in this quarter. But it’s still — the verdict on that is still a little bit out.
Keh-Shew Lu — Diodes, Inc. — President, CEO
That is seasonality anyway. It is a season. So like I said, we don’t see a particularly uptick on the pricing. It’s seasonally 1Q typically going down a little bit, but nothing going to surprise us.
Shawn Harrison — Longbow Research — Analyst
Okay. Then maybe getting into some greater detail on the cost savings as well as just kind of margins. It looks like the majority of the headcount savings that will be announced here in kind of the February time frame will more benefit kind of fixed cost versus — I guess in terms of the COGS line, instead of operating expenses given that you are kind of already within that $21 million to $23 million window. Is that a correct statement?

Keh-Shew Lu — Diodes, Inc. — President, CEO
Yes, well I don’t call — fixed costs isn’t — the cost savings have two — it fell into two categories. One is operation line, which is R&D and SG&A. I think we already gave you the guidance of $21 million to $23 million, down from $28 million; but 100% reflects in the second quarter. In the first quarter, it won’t 100% reflect.
Now the other category is from the labor and the overhead in the making function. In the making function, that will reflect into the GPM line; and I think we keep the guidance — what is the guidance we kept on that?
Carl Wertz — Diodes, Inc. — CFO
About 16% to 20% (multiple speakers).
Keh-Shew Lu — Diodes, Inc. — President, CEO
16% to 20%, okay. Now, 16% to 20% in 1Q is particularly bad because, like I mentioned or Carl mentioned, we want to cut the inventory to in line with the (inaudible) level, therefore even SKE is underloaded, we actually take even further down and to reflect the Chinese New Year, and the people cut. All these ones. So we actually underload additional 10%.
So I think Carl talking about our fourth quarter is about 75% loaded. Our first quarter we saw inventory [hover] probably somewhere 50%, 60%. Okay? And with inventory action tried to reduce our finished goods inventory; then we take additional 10% down.
And that will give us more cash from the finished goods at the same time try to get the capacity more in line. Then start from second quarter, that inventory reduction will be disappear.
Shawn Harrison — Longbow Research — Analyst
Okay. Maybe as a follow-up to that quickly, my back of the envelope math suggests, Carl, that maybe without the inventory pressures you could do something like a 21% gross margin, 22% in the March quarter. Is that a correct statement?
Then the other question is — why maybe the 4 point range in terms of gross margin for the quarter?
Carl Wertz — Diodes, Inc. — CFO
There are still a lot of ifs out there, and this 16% to 20% was our best estimate at the time. Of course, we might be able to do better than the 20%.
Keh-Shew Lu — Diodes, Inc. — President, CEO
Well, how about let me answer this one, okay. Number one, like I said, the fixed cost for our making function, SKE, is there; and this you reduce the people. The number of units you [view] is most of them will give you the profit. Okay?
So if we particularly reduce 10% of the capacity — on the loading, that will reflect quite a bit on the cost. At the same time, like I mentioned, our people action really will not really come out because for China you cannot just tell them to go home. Okay? They have a certain regulation you need to go through. So even we start to take action our four quarter, you cannot really get the people gone until February. Some of them do leave in the fourth quarter; but the majority will leave in — some in January but majority will be in February.
And therefore, when we said 16% to 20%, that particularly is — we do not really reflect all the people action until second quarter. Like I said, 10% reduction on the building is another significant load problem too.
So we should be able to back to a little bit higher number than 16% to 18% in the second quarter, assume the loading back to normal run rate — even I assume no revenue increase. Then by not reduce the inventory, you already additional 10% loading. And at that the same time, the people reaction will give you additional profit. So that GPM now is shifting up more.

Carl Wertz — Diodes, Inc. — CFO
That is part of our cautiously optimistic statement then.
Shawn Harrison — Longbow Research — Analyst
Got you. Thank you very much for answering the questions.
Operator
Kevin Rottinghaus, Cleveland Research.
Kevin Rottinghaus — Cleveland Research Company — Analyst
Do you have a goal for where you want inventory to go inside the quarter?
Keh-Shew Lu — Diodes, Inc. — President, CEO
What is the question, Kevin?
Kevin Rottinghaus — Cleveland Research Company — Analyst
Do you have a goal for where you want inventory to go inside this quarter?
Keh-Shew Lu — Diodes, Inc. — President, CEO
Well, our goal is $10 million reduction from the fourth quarter.
Kevin Rottinghaus — Cleveland Research Company — Analyst
Okay. Then if the —
Keh-Shew Lu — Diodes, Inc. — President, CEO
That is why we cut loading 10 — and that is, you can generate cash flow from there too.
Kevin Rottinghaus — Cleveland Research Company — Analyst
Okay. If you hit that number and you don’t have [utilization] charges in 2Q, what should that do to gross margins?
Keh-Shew Lu — Diodes, Inc. — President, CEO
Well, I don’t have that number yet. You are talking about second quarter so I don’t have that number. It should be above 20%, back to what Shawn is talking about.
So like I say, Shawn is right, okay, with our 20-something-%. It is just the reason 1Q is down because we cut inventory. Okay?

Kevin Rottinghaus — Cleveland Research Company — Analyst
Okay. The bookings that you have seen kind of pick up for rush orders, when did that start and could you give us any color there, what end market that is?
Keh-Shew Lu — Diodes, Inc. — President, CEO
I think it started from before the Christmas — I’m sorry, Christmas — before the Chinese New Year. I think some of our customers started to get ready for Chinese New Year when they come back, and they know most of the manufacturing shut down in Chinese New Year. So they kind of say, hey, if my inventory a little bit too low, too risky, I may need to get some rush order.
Then right after Chinese New Year when they really got back to work, they start to see here or there they might need spot purchasing. So it is right around the Chinese New Year, before and after.
Kevin Rottinghaus — Cleveland Research Company — Analyst
But your best perspective is this is just restocking inventory, it is not a reflection of demand?
Carl Wertz — Diodes, Inc. — CFO
Right, yes.
Keh-Shew Lu — Diodes, Inc. — President, CEO
Right, yes. I used that words right? Optimistically — cautiously optimistically.
Kevin Rottinghaus — Cleveland Research Company — Analyst
Okay. Last question, Carl, I don’t know if you gave a number for where depreciation would be for 2009.
Keh-Shew Lu — Diodes, Inc. — President, CEO
Depreciation for 2009?
Carl Wertz — Diodes, Inc. — CFO
It is going to be pretty close to — we are $12 million a quarter now. (multiple speakers)
Keh-Shew Lu — Diodes, Inc. — President, CEO
Depreciation for us (multiple speakers)
Carl Wertz — Diodes, Inc. — CFO
Yes, depreciation and amortization, correct. Because we are pretty much freezing the CapEx except for maintenance. So then we will have some depreciation falling off.
Kevin Rottinghaus — Cleveland Research Company — Analyst
But it sounded like you had shut down a number of lines. I just didn’t know if there were any savings from those going away.

Keh-Shew Lu — Diodes, Inc. — President, CEO
We shut in lines is for the Oldham 4-inch; but the rest of it is not really shut. It is just the people actions. We are not really shutting [the many]. When we say shutting down, we are not really taking off the manufacturing floor except 4-inch in Oldham, UK, due to the Zetex acquisition. That is the only one we actually shut it down and then moved out the equipment. The rest of it we just scaled down due to the demand. It is more [man-limited].
Kevin Rottinghaus — Cleveland Research Company — Analyst
Okay, thank you very much.
Operator
Stephen Chin, UBS.
Stephen Chin — UBS — Analyst
Thank you. My first question is on cost reductions. So given that pricing as you mentioned was relatively benign in Q4, and a possibility of pricing pressure to increase in Q1, what is the ability of your manufacturing network to continue maintaining prior levels of cost reductions given the current plans for lower loadings and also reduction of CapEx to maintenance levels?
Keh-Shew Lu — Diodes, Inc. — President, CEO
Okay, Steve. That is the different side; I can give you a little bit more detail, okay? From the FabTech point of view, I think our people action is — I think in the beginning of February — November we announced we shut down and we reduced 30% of people. Okay?
Then from there, our continued cost reduction will be by factory shut down. We are no longer reduce the people, because we look at it and then we just do the plant shutdown. Okay?
Now if we need it, we will continue the plant shutdown. What I mean is, you don’t working all the time. You just shut down one week a month; or it is just a temporary plant shutdown for a couple weeks a quarter, something like that.
Then you are talking about SKE, SKE we are still working on people reduction. Okay? We do have some people reduced in 4Q, but the majority of people reduction will be in January and majority will be in February. So that will be people reduction.
Then in addition to that, we will look at the demand and then plan on the shutdown. Okay? We probably will shut down one week in March if the demand didn’t come. But since the visibility is so bad, you really only need to — all we can do is play by ear. And then to do that, hiring the people is difficult, but plant shutdown is much easier to implement. So we plan to have plant shutdown.
Now go to second quarter, if the market didn’t come back, then we will play with that [namesa] too.
Then in the UK, we are working on like I think 4Q we announced this 4-inch shutdown and that is completed, it is already done. Then we reduced some people; it was completed too.
But then we have additional people actions which will be — majority will be done probably by end of February, too, right? End of February. About half of them probably are already gone. It is day to day different. But the majority, all of them will be down by the end of February.
Then we are negotiating with the union and labor for — they don’t call forced vacation. They call — I don’t know, but they have a different terminology. Different countries have different terminology. Okay? Like Germany, we already implement this short working week, okay? So Germany we already implemented a short working week.

And the UK, we are working with negotiate with the labor union and the people and the management about reduce. At the end, it’s reduce their cost, their pay.
Stephen Chin — UBS — Analyst
Okay. Thanks for that additional color, Dr. Lu. The other question I also had was related to manufacturing. So I guess to the best that you can quantify this, given the many moving pieces right now, what type of impact or effect will you see on your gross margins from the migration of the Zetex products to the Shanghai packaging operations? I guess this would be more applicable to beyond the Q1 time frame once the full ramp is initiated again?
Keh-Shew Lu — Diodes, Inc. — President, CEO
Yes. The action — we are doing the qualification. Actually, we already finished the qualification; but we are waiting for customer approval. You know now since the demand is not very strong, you are really very careful and force the customer to change it. Right? So I think here we said we will start to convert it by end of — during the January a very small portion; and then we said ramp it up by end of the second quarter.
So we were hoping by start from third quarter, whatever we can convert into SKE, we will convert it. But it really depends on the market, the customer approval. If you go to the standard general market, if you don’t [damage] your problem — and we are hoping that will be during the 1Q and especially during the Q2. But we are hoping we give enough time to our major customer and then we can convert it start from 3Q.
So it takes time. Especially when the time is tough, we are very careful to asking the customer to change.
Stephen Chin — UBS — Analyst
Okay, thank you.
Operator
Tristan Gerra, Robert W. Baird.
Tristan Gerra — Robert W. Baird — Analyst
Good morning. With the understanding that you don’t have much visibility at all, when will you expect the month-over-month revenue run rate to pick up?
If we look at the normal seasonality in semiconductor in Q2, typically there is only a recovery in June. Any sense that you could actually see a month-over-month improvement in revenues earlier than that or would you expect normal seasonality in the next few months?
Keh-Shew Lu — Diodes, Inc. — President, CEO
I think I will let Mark King to answer this one.
Mark King — Diodes, Inc. — SVP of Sales and Marketing
No, I think we expect and hope and more traditionally would start to see some increase in March. Okay? I think February is still a little unsure. I think we need another probably week coming out of the Chinese New Year to understand where February is going. But we hope to start to see some improvements going forward in March and hopefully on into the year.

Tristan Gerra — Robert W. Baird — Analyst
Okay. Finally, what is the current impact on operating expenses from Zetex if you can break down versus the overall number?
Keh-Shew Lu — Diodes, Inc. — President, CEO
Well, I don’t know. Do we separate Zetex that much or not? The reason is the [GD] operation, when we started to put it into SKE, your very difficult to separate Zetex versus Diodes anymore. Because they’re coming from — most of the operation is in the manufacturing. Wafer cost is not that significant. Okay?
So after we [port] it into SKE, it’s very difficult to say how much they’re going to burden or help. One thing that we know for sure is they will for sure help for loading SKE. And after we move in, you will help.
So I do not separate into how much burden they are going to give to us or how many help. We are now just running as one Company. Our sales [guys] is consolidated in all three regions now. US is actually consolidated. And therefore, we probably start very difficult to see the visibility of their gross margin effect to our gross margin.
Tristan Gerra — Robert W. Baird — Analyst
Okay, great. Thank you.
Operator
Harsh Kumar, Morgan Keegan.
Harsh Kumar — Morgan Keegan — Analyst
A couple of questions. I know this is a tough question to ask and answer, but could you give us maybe in weeks or months, given current level of demand where it is, how much excess inventory there is in your opinion in your channels in either the consumer or the computing space?
Keh-Shew Lu — Diodes, Inc. — President, CEO
Let me answer some and then Mark King can answer some. I think we ought to keep the guidance on 1Q, and we ought to say January it’s about — because we announced it today. Therefore, you can see January is about in our plan. Okay?
And February, Chinese New Year, we already put that in ours. So only one week back from Chinese New Year, so it is very difficult to talking about February.
So all I can say is January met our plan, February probably will, and we will give the 20% down from 4Q; and I think we are not that far away from our plan today, when we see it today. Now one month later, we don’t know, but at least today we see the number we don’t — and that is the number we see.
Now I think particularly you ask in different market segments, I think Mark can answer.
Mark King — Diodes, Inc. — SVP of Sales and Marketing
Actually, I thought you had mentioned the channel inventory. We (multiple speakers) our channel inventory in Asia as part of our plan to come down further in this quarter, and probably the same thing will happen in North America and Europe. They’re a little bit more turns based, so we are not sure exactly how they’re going to go at this point.
I think the customers are in actually pretty good shape. I think so much of our businesses is [combon] and just-in-time and so forth that I think that the biggest reduction would be in the channel, and I think the channel is starting to get in line.

Harsh Kumar — Morgan Keegan — Analyst
Yes, I would agree with that, Mark. That is what we are hearing too. Somebody had previously asked about — or you had mentioned, Dr. Lu, about spot orders. Let me turn it around and ask you, are you still seeing cancellations in your business, or those are pretty much gone away?
Mark King — Diodes, Inc. — SVP of Sales and Marketing
I don’t think we ever really saw a rash of cancels. We have seen a little bit of distributor action where they are shortening their stock windows, which has caused some cancellation in the first quarter, but I think it is pretty isolated. It has been more order flow rather than mass cancellation over the last two quarters.
We did see a little bit in Q1, as one of our key distributors made some adjustments in their ordering patterns, and then they are ordering them again the next day. So I don’t think it’s mass cancellations. It is really more order entry that is being controlled.
Harsh Kumar — Morgan Keegan — Analyst
Got it. That is very helpful. Maybe you guys gave this and I missed it, but could you give me the turns that are needed for the 20% down quarter in March?
Mark King — Diodes, Inc. — SVP of Sales and Marketing
I don’t think we have that figure right in front of us. We always run a strong turns number. It does require turns, but within our normal turns ratio that we established in the fourth quarter. But not our normal one, our more adjusted turns ratio that we adjusted — that we kind of established in Q4.
Harsh Kumar — Morgan Keegan — Analyst
Got it. Just my last question, I saw the Oldham fab, you’re shutting it down. You guys have done a great job taking expenses out of Zetex. The market, the environment is the environment. Is there a lot of room, Dr. Lu or Mark or Carl, left still in Zetex that you could take out in terms of cost?
Keh-Shew Lu — Diodes, Inc. — President, CEO
I think we took it the way we are going down. But like I said, Germany, we take some of the cost down by shutting one week, working with the company, with the union, and with the government, and we’re doing that and the same thing. It just needs slowly. And it’s worldwide, with not just Zetex. I don’t want to get people fear we are target at Zetex. No.
Actually, we are taking the action globally; like FabTech 30% down, short week, US. All this, if you go through my presentation, we have all kinds of different cost reductions. And actually, Zetex is slowly — because they had more negotiation need to be done, and so we take action but slowly.
Harsh Kumar — Morgan Keegan — Analyst
Got it, very helpful. Thanks, guys.
Operator
Steven Smigie, Raymond James.

Steven Smigie — Raymond James & Assocs. — Analyst
Just a follow-up on a question that was asked a little bit earlier on what your depreciation will look like in 2009. I see you have been cutting or are in the process of cutting back your CapEx. How long does that typically take before those actions flow through on the depreciation line?
So you said, it seemed like maybe you gave an ‘09 level, but is it maybe third quarter or something do you see the depreciation expense drop quite a bit? I mean you are taking a pretty substantial cut in the CapEx there. So wouldn’t I expect your COGS to have some positive impact from that?
So I guess the basic question is, how long does it take for those cuts to flow through?
Keh-Shew Lu — Diodes, Inc. — President, CEO
Okay. Number one, we announced the capital cut in the beginning of December — or beginning of 4Q. So if you look our CapEx in 4Q, we actually didn’t go down. Okay? It is $16 million or something, I forget the number. $12 million?
Carl Wertz — Diodes, Inc. — CFO
Yes, $12 million. Well, we use a five-year life on an equipment base rate. So that is not a straight line. It is not by units produced.
So you are right, I think by the end of ‘09 if we don’t have a lot of CapEx, then you will see a little bit of improvement in the margin for the depreciation line. That is significant (multiple speakers) our bill of materials over in China.
Keh-Shew Lu — Diodes, Inc. — President, CEO
That is right. Steve, does that answer your questions?
Steven Smigie — Raymond James & Assocs. — Analyst
Yes, I’m just trying to get a sense in recovery. I mean, you are cutting CapEx here, and even if you started up at the start of 2010 or something like that, you will still be seeing the benefit of that for some time. And then you have taken quite a bit of people out of manufacturing as well. It just seems in a recovery, you have — coming next quarter, maybe you have the pop-up from the inventory reductions, and then you have the CapEx benefits, and the headcount coming down.
So just trying to look at what the trajectory or the recovery is going to be assuming sort of a normalized revenue environment. Do you get gross margins above previous levels in a normalized environment, given all the actions you are taking?
Carl Wertz — Diodes, Inc. — CFO
That may be (multiple speakers) speakers) for ‘09.
Mark King — Diodes, Inc. — SVP of Sales and Marketing
That’s kind of (multiple speakers) cautious.
Carl Wertz — Diodes, Inc. — CFO
But Steve, we have been geared up to run full capacity for years and that is why we have been adding 10%, 12% every year in capital. And now that we are running at 50%, that definitely has a huge detriment on our gross margin line as indicated by the 16% to 20% expectation in the first quarter.

But as we control that now, Dr. Lu has (technical difficulty) all the CapEx authorization expenditures; Mark will work to get the improved mix, and he has always worked to fill that factory. So there is hope that the second half, we will get back into more of a normalized swing anyway, direction at least.
Steven Smigie — Raymond James & Assocs. — Analyst
Right, right. And I was talking much further out than 2009. But in any event, also wanted to follow-up. Dr. Lu, you have always indicated at least relative to some of the smaller competitors you have had a margin advantage.
So as the environment has gotten tougher here again, what impact do you have relative to those smaller competitors? Are they forced out of business at this point and just do you have any specific competitive advantages in this environment?
Keh-Shew Lu — Diodes, Inc. — President, CEO
The answer is no. I didn’t really pay attention to (inaudible) our small competitor; but with the crunch, some of them may not able to have enough money to maintain. So at least virtually we are able to have a positive cash flow and a free cash flow even the business go down even further. So number one, we do have the scale.
Number two, we do have the cost efficiency.
Number three, I think we take action earlier and quicker than everybody — well I won’t say everybody; but we do take action much quicker. So if you look at it, we are able to even in 1Q at that kind of revenue and even — we still can maintain the positive cash flow and free cash flow. And we believe next quarter, even after that, we don’t see any reason to change it.
Therefore we will be pretty strong from cash flow point of view and very strong. Therefore, if our small competitors run into the cash problems, then it is opportunity for us to pick up the business. So I don’t pay attention to our (inaudible) who are going to be out of business, but I do know I am okay.
Steven Smigie — Raymond James & Assocs. — Analyst
The final question is just I appreciate the operating expense guidance. It is very helpful. I assume obviously that includes the stock option expense in it, correct?
Carl Wertz — Diodes, Inc. — CFO
Correct.
Steven Smigie — Raymond James & Assocs. — Analyst
Okay, great. Thank you very much.
Operator
Ladies and gentlemen, due to time this concludes the question-and-answer session. I would now like to turn the call back over to Dr. Lu for closing remarks.
Keh-Shew Lu — Diodes, Inc. — President, CEO
Well, thank you everybody for joining us today for the call. The times are very tough; but like I mentioned, I am cautiously optimistic of the future. Especially I think our focus for the next couple quarters are going to be continue our cost-reduction efforts; continue our design-in, design win efforts; continue our new product introduction efforts. Those are all the efforts we are going to focus on.

And we are hoping when the market turns with our strong cash flow position, we should be able to grow, go back to our growth, then again, the market share [fresh growth path]. But we already positioned ourselves for that.
Thank you very much for you joining us. Operator, you may now disconnect.
Operator
Thank you for joining today’s conference. That concludes the presentation. You may now disconnect and have a wonderful day.